For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	October 17, 2024
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2024 THIRD QUARTER RESULTS AND
INCREASES QUARTERLY DIVIDEND BY 4%

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the third quarter of 2024. For the quarter, the Company reported net income of $9.4 million, or $1.18 per diluted common share (“diluted EPS”), up $1.3 million from $8.1 million, or $1.02 diluted EPS, for the second quarter of 2024.

“We are pleased with the financial results for the current quarter,” said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. “While loan growth has slowed from second quarter, deposit growth continues to improve reducing our loan to deposit ratio down to 96%. Our net interest margin remains strong at 3.71% and continued to move upward through the quarter.”

Third Quarter 2024 Highlights

~~•~~Loans totaled $2.7 billion at September 30, 2024, up $6.9 million, or less than 1%, (an increase of 1% on an annualized basis) from June 30, 2024.

•Deposits totaled $2.8 billion at September 30, 2024, up $54.6 million, or 2% (8% on an annualized basis), from June 30, 2024.

~~•~~Net interest income in the third quarter of 2024 totaled $30.4 million, up $989,000, or 3% from the prior quarter.

•The net interest margin ("NIM") was 3.71% in the third quarter of 2024 compared to 3.66% in the second quarter of 2024.

•Nonperforming assets totaled $18.4 million, or 0.53% of total assets, at September 30, 2024 compared to $17.0 million, or 0.50% of total assets, at June 30, 2024.

•The Company recorded a $140,000 provision to the allowance for loan losses in the third quarter of 2024, compared to a $1.3 million provision in the second quarter of 2024.

•Net loan charge-offs were $74,000 for the third quarter of 2024, compared to net loan charge-offs of $510,000 during the second quarter of 2024. Annualized year-to-date net loan charge offs to average loans was 0.04%.

Loans

Loans totaled $2.7 billion at September 30, 2024, up $6.9 million, or less than 1%, from June 30, 2024. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from June 30, 2024 through September 30, 2024.

(dollars in thousands)	9/30/2024	6/30/2024	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$502,784	$446,255	$56,529	13%
Home equity loans and lines	80,935	70,617	10,318	15
Commercial real estate	1,143,152	1,228,757	(85,605)	(7)
Construction and land	329,787	328,938	849	—
Multi-family residential	169,443	126,922	42,521	34
Total real estate loans	2,226,101	2,201,489	24,612	1
Other loans:
Commercial and industrial	412,753	427,339	(14,586)	(3)
Consumer	29,432	32,518	(3,086)	(9)
Total other loans	442,185	459,857	(17,672)	(4)
Total loans	$2,668,286	$2,661,346	$6,940	—%

The average loan yield was 6.43% for the third quarter of 2024, up 15 basis points from the second quarter of 2024. Loans grew in the third quarter of 2024 across most of our markets, with New Orleans and Houston leading the net growth.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $18.4 million, or 0.53% of total assets, at September 30, 2024, up $1.3 million, or 8%, from $17.0 million, or 0.50% of total assets, at June 30, 2024. The increase in NPAs during the third quarter of 2024 was primarily due to two loan relationships which were put on nonaccrual during the third quarter of 2024. During the third quarter of 2024, the Company recorded net loan charge-offs of $74,000, compared to net loan charge-offs of $510,000 during the second quarter of 2024.

The Company provisioned $140,000 to the allowance for loan losses in the third quarter of 2024. At September 30, 2024, the allowance for loan losses totaled $32.3 million, or 1.21% of total loans, compared to $32.2 million, or 1.21% of total loans, at June 30, 2024. Provisions to the allowance for loan losses are based upon, among other factors, our estimation of current expected losses in our loan portfolio, which we evaluate on a quarterly basis. Changes in expected losses consider various factors including the changing economic activity, potential mitigating effects of governmental stimulus, borrower specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

The following tables present the Company’s loan portfolio by credit quality classification as of September 30, 2024 and June 30, 2024.

	September 30, 2024
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$494,180	$859	$7,745	$502,784
Home equity loans and lines	80,729	—	206	80,935
Commercial real estate	1,125,331	—	17,821	1,143,152
Construction and land	323,751	308	5,728	329,787
Multi-family residential	168,513	—	930	169,443
Commercial and industrial	409,388	1,248	2,117	412,753
Consumer	29,302	—	130	29,432
Total	$2,631,194	$2,415	$34,677	$2,668,286

	June 30, 2024
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$437,753	$1,417	$7,085	$446,255
Home equity loans and lines	70,394	—	223	70,617
Commercial real estate	1,207,421	3,469	17,867	1,228,757
Construction and land	324,729	310	3,899	328,938
Multi-family residential	125,689	65	1,168	126,922
Commercial and industrial	423,673	1,493	2,173	427,339
Consumer	32,273	—	245	32,518
Total	$2,621,932	$6,754	$32,660	$2,661,346

Investment Securities

The Company's investment securities portfolio totaled $421.8 million at September 30, 2024, an increase of $8.3 million, or 2%, from June 30, 2024. At September 30, 2024, the Company had a net unrealized loss position on its investment securities of $32.2 million, compared to a net unrealized loss of $46.6 million at June 30, 2024. The Company’s investment securities portfolio had an effective duration of 3.7 years and 4.0 years at September 30, 2024 and June 30, 2024, respectively. During the third quarter of 2024, the Company made securities purchases of $4.9 million. No other purchases or sales of securities were made during the year.

The following table summarizes the composition of the Company's investment securities portfolio at September 30, 2024.

(dollars in thousands)	Amortized Cost	Fair Value
Available for sale:
U.S. agency mortgage-backed	$296,894	$273,581
Collateralized mortgage obligations	77,351	75,438
Municipal bonds	53,568	47,770
U.S. government agency	18,139	17,490
Corporate bonds	6,984	6,444
Total available for sale	$452,936	$420,723
Held to maturity:
Municipal bonds	$1,065	$1,066
Total held to maturity	$1,065	$1,066

Approximately 66% of the investment securities portfolio was pledged as of September 30, 2024 to secure public deposits and borrowings with the Federal Reserve Bank Term Funding Program ("BTFP"). The Company had $142.0 million of securities pledged to secure public deposits and $135.0 million pledged to the BTFP borrowings at September 30, 2024 and June 30, 2024.

Deposits

Total deposits were $2.8 billion at September 30, 2024, up $54.6 million, or 2%, from June 30, 2024. Non-maturity deposits increased $45.2 million, or 2%, during the third quarter of 2024 to $2.1 billion. The following table summarizes the changes in the Company’s deposits from June 30, 2024 to September 30, 2024.

(dollars in thousands)	9/30/2024	6/30/2024	Increase (Decrease)
Demand deposits	$740,854	$746,504	$(5,650)	(1)%
Savings	215,815	218,307	(2,492)	(1)
Money market	452,456	427,406	25,050	6
NOW	644,061	615,809	28,252	5
Certificates of deposit	724,301	714,889	9,412	1
Total deposits	$2,777,487	$2,722,915	$54,572	2%

The average rate on interest-bearing deposits increased 9 basis points from 2.69% for the second quarter of 2024 to 2.78% for the third quarter of 2024. At September 30, 2024, certificates of deposit maturing within the next 12 months totaled $680.8 million.

We obtain most of our deposits from individuals, small businesses and public funds in our market areas. The following table presents our deposits per customer type for the periods indicated.

	September 30, 2024	June 30, 2024
Individuals	52%	53%
Small businesses	38	37
Public funds	7	8
Broker	3	2
Total	100%	100%

The total amounts of our uninsured deposits (deposits in excess of $250,000, as calculated in accordance with FDIC regulations) were $818.7 million at September 30, 2024 and $780.1 million at June 30, 2024. Public funds in excess of the FDIC insurance limits are fully collateralized.

Net Interest Income

The net interest margin ("NIM") increased 5 basis points from 3.66% for the second quarter of 2024 to 3.71% for the third quarter of 2024 primarily due to the increase in average interest-earning assets outpacing the increase in average interest-bearing liabilities.

The average loan yield was 6.43% for the third quarter of 2024, up 15 basis points from the second quarter of 2024, primarily due to new loan originations at higher market rates during the third quarter.

The average cost of interest-bearing deposits increased by 9 basis points in the third quarter of 2024 compared to the second quarter of 2024. The increase in deposit costs reflects the rise in market rates of interest as well as a migration to interest-bearing deposits from non-interest bearing deposits.

Average other interest-earning assets were $79.7 million for the third quarter of 2024, up $28.3 million, or 55%, from the second quarter of 2024 primarily due to a reallocation of certain other interest-earning assets.

Loan accretion income from acquired loans totaled $452,000 for the third quarter of 2024, down $38,000, or 8%, from the second quarter of 2024.

The following table summarizes the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent (“TE”) yields on investment securities have been calculated using a marginal tax rate of 21%.

	Quarter Ended
	9/30/2024			6/30/2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,668,672	$43,711	6.43%	$2,652,331	$41,999	6.28%
Investment securities (TE)	454,024	2,677	2.38	463,500	2,740	2.38
Other interest-earning assets	79,668	991	4.95	51,355	719	5.64
Total interest-earning assets	$3,202,364	$47,379	5.82%	$3,167,186	$45,458	5.70%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,266,465	$5,571	1.75%	$1,260,491	$5,108	1.63%
Certificates of deposit	722,717	8,337	4.59	704,690	8,026	4.58
Total interest-bearing deposits	1,989,182	13,908	2.78	1,965,181	13,134	2.69
Other borrowings	140,539	1,673	4.74	140,610	1,656	4.74
Subordinated debt	54,374	844	6.21	54,322	844	6.22
FHLB advances	56,743	572	3.99	46,499	431	3.69
Total interest-bearing liabilities	$2,240,838	$16,997	3.02%	$2,206,612	$16,065	2.93%
Noninterest-bearing deposits	$741,387			$751,776
Net interest spread (TE)			2.80%			2.77%
Net interest margin (TE)			3.71%			3.66%

Noninterest Income

Noninterest income for the third quarter of 2024 totaled $3.7 million, down $63,000, or 2%, from the second quarter of 2024. The decrease was related primarily to bank card fees (down $138,000), which was partially offset by gain on sale of loans (up $69,000) for the third quarter of 2024 compared to the second quarter of 2024.

Noninterest Expense

Noninterest expense for the third quarter of 2024 totaled $22.3 million, up $450,000, or 2%, from the second quarter of 2024. The increase was primarily related to compensation and benefits expense (up $270,000), the absence of a reversal to the allowance for credit losses on unfunded commitments ($134,000), and occupancy expense (up $129,000), which were partially offset by professional fees (down $131,000) during the third quarter of 2024.

Capital and Liquidity

At September 30, 2024, shareholders’ equity totaled $393.5 million, up $17.6 million, or 5%, compared to $375.8 million at June 30, 2024. The increase was primarily due to the the Company’s earnings of $9.4 million and a decrease in the accumulated other comprehensive loss on available for sale investments securities during the third quarter of 2024, which was partially offset by shareholder dividends and repurchases of shares of the Company's common stock. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 11.32% and 15.03%, respectively, at September 30, 2024, compared to 11.22% and 14.39%, respectively, at June 30, 2024.

The following table summarizes the Company's primary and secondary sources of liquidity which were available at September 30, 2024.

(dollars in thousands)	September 30, 2024
Cash and cash equivalents	$135,877
Unencumbered investment securities, amortized cost	59,838
FHLB advance availability	1,147,306
Amounts available from unsecured lines of credit	55,000
Federal Reserve discount window availability	500
Total primary and secondary sources of available liquidity	$1,398,521

Dividend and Share Repurchases

The Company announces that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.26 per share payable on November 8, 2024, to shareholders of record as of October 28, 2024.

The Company repurchased 24,473 shares of its common stock during the third quarter of 2024 at an average price per share of $38.50. An additional 313,812 shares remain eligible for purchase under the 2023 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $48.75 and $38.17, respectively, at September 30, 2024.
Conference Call

Executive management will host a conference call to discuss third quarter 2024 results on Friday, October 18, 2024 at 10:30 a.m. CDT. Analysts, investors and interested parties may attend the conference call by dialing toll free 1.646.357.8785 (US Local/International) or 1.800.836.8184 (US Toll Free). The investor presentation can be accessed on the day of the presentation on the Home Bancorp, Inc. website at https://home24bank.investorroom.com.

A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	9/30/2024	6/30/2024	9/30/2023
Reported net income	$9,437	$8,118	$9,754
Add: Core deposit intangible amortization, net tax	259	261	307
Non-GAAP tangible income	$9,696	$8,379	$10,061

Total assets	$3,441,990	$3,410,881	$3,317,729
Less: Intangible assets	85,361	85,690	86,749
Non-GAAP tangible assets	$3,356,629	$3,325,191	$3,230,980

Total shareholders’ equity	$393,453	$375,830	$345,332
Less: Intangible assets	85,361	85,690	86,749
Non-GAAP tangible shareholders’ equity	$308,092	$290,140	$258,583

Return on average equity	9.76%	8.75%	11.04%
Add: Average intangible assets	3.14	2.98	4.11
Non-GAAP return on average tangible common equity	12.90%	11.73%	15.15%

Common equity ratio	11.43%	11.02%	10.41%
Less: Intangible assets	2.25	2.29	2.41
Non-GAAP tangible common equity ratio	9.18%	8.73%	8.00%

Book value per share	$48.75	$46.51	$42.30
Less: Intangible assets	10.58	10.61	10.63
Non-GAAP tangible book value per share	$38.17	$35.90	$31.67

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023 describes some of these factors, including risk elements in the loan portfolio, risks related to our deposit activities, the level of the allowance for credit losses, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	9/30/2024	6/30/2024	% Change	9/30/2023
Assets
Cash and cash equivalents	$135,877	$113,462	20%	$84,520
Interest-bearing deposits in banks	—	—	—	99
Investment securities available for sale, at fair value	420,723	412,472	2	427,019
Investment securities held to maturity	1,065	1,065	—	1,065
Mortgage loans held for sale	242	—	—	467
Loans, net of unearned income	2,668,286	2,661,346	—	2,569,094
Allowance for loan losses	(32,278)	(32,212)	—	(31,123)
Total loans, net of allowance for loan losses	2,636,008	2,629,134	—	2,537,971
Office properties and equipment, net	42,659	43,089	(1)	42,402
Cash surrender value of bank-owned life insurance	48,139	47,858	1	47,054
Goodwill and core deposit intangibles	85,361	85,690	—	86,749
Accrued interest receivable and other assets	71,916	78,111	(8)	90,383
Total Assets	$3,441,990	$3,410,881	1%	$3,317,729

Liabilities
Deposits	$2,777,487	$2,722,915	2%	$2,597,484
Other Borrowings	140,539	140,539	—	5,539
Subordinated debt, net of issuance cost	54,402	54,348	—	54,187
Federal Home Loan Bank advances	38,410	83,506	(54)	283,826
Accrued interest payable and other liabilities	37,699	33,743	12	31,361
Total Liabilities	3,048,537	3,035,051	—	2,972,397

Shareholders' Equity
Common stock	81	81	—	81
Additional paid-in capital	166,743	165,918	—	165,149
Common stock acquired by benefit plans	(1,428)	(1,518)	6	(1,787)
Retained earnings	251,692	245,046	3	227,649
Accumulated other comprehensive loss	(23,635)	(33,697)	30	(45,760)
Total Shareholders' Equity	393,453	375,830	5	345,332
Total Liabilities and Shareholders' Equity	$3,441,990	$3,410,881	1%	$3,317,729

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change
Interest Income
Loans, including fees	$43,711	$41,999	4%	$38,490	14%
Investment securities	2,677	2,740	(2)	2,939	(9)
Other investments and deposits	991	719	38	649	53
Total interest income	47,379	45,458	4	42,078	13
Interest Expense
Deposits	13,908	13,134	6%	8,181	70%
Other borrowings	1,673	1,656	1	53	3057
Subordinated debt expense	844	844	—	845	—
Federal Home Loan Bank advances	572	431	33	3,490	(84)
Total interest expense	16,997	16,065	6	12,569	35
Net interest income	30,382	29,393	3	29,509	3
Provision for loan losses	140	1,261	(89)	351	(60)
Net interest income after provision for loan losses	30,242	28,132	8	29,158	4
Noninterest Income
Service fees and charges	1,291	1,239	4%	1,277	1%
Bank card fees	1,613	1,751	(8)	1,903	(15)
Gain on sale of loans, net	195	126	55	687	(72)
Income from bank-owned life insurance	281	271	4	265	6
Loss on sale of assets, net	(10)	(2)	(400)	—	—
Other income	322	370	(13)	267	21
Total noninterest income	3,692	3,755	(2)	4,399	(16)
Noninterest Expense
Compensation and benefits	13,058	12,788	2%	12,492	5%
Occupancy	2,732	2,603	5	2,410	13
Marketing and advertising	382	485	(21)	638	(40)
Data processing and communication	2,646	2,555	4	2,496	6
Professional fees	450	581	(23)	402	12
Forms, printing and supplies	188	187	1	195	(4)
Franchise and shares tax	488	487	—	542	(10)
Regulatory fees	493	509	(3)	511	(4)
Foreclosed assets, net	62	89	(30)	99	(37)
Amortization of acquisition intangible	328	329	—	389	(16)
(Reversal) provision for credit losses on unfunded commitments	—	(134)	100	—	—
Other expenses	1,431	1,329	8	1,164	23
Total noninterest expense	22,258	21,808	2	21,338	4
Income before income tax expense	11,676	10,079	16	12,219	(4)
Income tax expense	2,239	1,961	14	2,465	(9)
Net income	$9,437	$8,118	16%	$9,754	(3)%

Earnings per share - basic	$1.19	$1.02	17%	$1.22	(2)%
Earnings per share - diluted	$1.18	$1.02	16%	$1.22	(3)%

Cash dividends declared per common share	$0.25	$0.25	—%	$0.25	—%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change
EARNINGS DATA
Total interest income	$47,379	$45,458	4%	$42,078	13%
Total interest expense	16,997	16,065	6	12,569	35
Net interest income	30,382	29,393	3	29,509	3
Provision for loan losses	140	1,261	(89)	351	(60)
Total noninterest income	3,692	3,755	(2)	4,399	(16)
Total noninterest expense	22,258	21,808	2	21,338	4
Income tax expense	2,239	1,961	14	2,465	(9)
Net income	$9,437	$8,118	16	$9,754	(3)

AVERAGE BALANCE SHEET DATA
Total assets	$3,405,083	$3,367,207	1%	$3,281,093	4%
Total interest-earning assets	3,202,364	3,167,186	1	3,087,452	4
Total loans	2,668,672	2,652,331	1	2,538,218	5
PPP loans	4,470	5,156	(13)	5,869	(24)
Total interest-bearing deposits	1,989,182	1,965,181	1	1,768,639	12
Total interest-bearing liabilities	2,240,838	2,206,612	2	2,101,424	7
Total deposits	2,730,568	2,716,957	1	2,568,173	6
Total shareholders' equity	384,518	373,139	3	350,436	10

PER SHARE DATA
Earnings per share - basic	$1.19	$1.02	17%	$1.22	(2)%
Earnings per share - diluted	1.18	1.02	16	1.22	(3)
Book value at period end	48.75	46.51	5	42.30	15
Tangible book value at period end	38.17	35.90	6	31.67	21
Shares outstanding at period end	8,070,539	8,081,344	—	8,163,655	(1)
Weighted average shares outstanding
Basic	7,921,582	7,972,445	(1)%	8,006,226	(1)%
Diluted	7,966,957	8,018,908	(1)	8,038,606	(1)

SELECTED RATIOS (1)
Return on average assets	1.10%	0.97%	13%	1.18%	(7)%
Return on average equity	9.76	8.75	12	11.04	(12)
Common equity ratio	11.43	11.02	4	10.41	10
Efficiency ratio (2)	65.32	65.79	(1)	62.93	4
Average equity to average assets	11.29	11.08	2	10.68	6
Tier 1 leverage capital ratio (3)	11.32	11.22	1	10.71	6
Total risk-based capital ratio (3)	15.03	14.39	4	13.73	9
Net interest margin (4)	3.71	3.66	1	3.75	(1)

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	9.18%	8.73%	5%	8.00%	15%
Return on average tangible common equity (6)	12.90	11.73	10	15.15	(15)

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	9/30/2024			6/30/2024			9/30/2023
(dollars in thousands)	Originated	Acquired	Total	Originated	Acquired	Total	Originated	Acquired	Total
CREDIT QUALITY (1)
Nonaccrual loans	$13,741	$4,314	$18,055	$12,594	$4,223	$16,817	$8,001	$3,905	$11,906
Accruing loans 90 days or more past due	34	—	34	1	—	1	43	—	43
Total nonperforming loans	13,775	4,314	18,089	12,595	4,223	16,818	8,044	3,905	11,949
Foreclosed assets and ORE	—	267	267	16	215	231	221	141	362
Total nonperforming assets	$13,775	$4,581	$18,356	$12,611	$4,438	$17,049	$8,265	$4,046	$12,311

Nonperforming assets to total assets			0.53%			0.50%			0.37%
Nonperforming loans to total assets			0.53			0.49			0.36
Nonperforming loans to total loans			0.68			0.63			0.47

(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION - CONTINUED
(Unaudited)
	9/30/2024			6/30/2024			9/30/2023
	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total
ALLOWANCE FOR CREDIT LOSSES
One- to four-family first mortgage	$4,402	$—	$4,402	$3,349	$—	$3,349	$3,320	$—	$3,320
Home equity loans and lines	785	—	785	705	—	705	742	—	742
Commercial real estate	13,271	200	13,471	14,957	200	15,157	14,185	230	14,415
Construction and land	5,167	—	5,167	5,304	—	5,304	5,123	—	5,123
Multi-family residential	1,079	—	1,079	582	—	582	523	—	523
Commercial and industrial	6,635	42	6,677	6,320	58	6,378	6,161	105	6,266
Consumer	697	—	697	737	—	737	734	—	734
Total allowance for loan losses	$32,036	$242	$32,278	$31,954	$258	$32,212	$30,788	$335	$31,123

Unfunded lending commitments(2)	2,460	—	2,460	2,460	—	2,460	2,454	—	2,454
Total allowance for credit losses	$34,496	$242	$34,738	$34,414	$258	$34,672	$33,242	$335	$33,577

Allowance for loan losses to nonperforming assets			175.84%			188.94%			252.81%
Allowance for loan losses to nonperforming loans			178.44%			191.53%			260.47%
Allowance for loan losses to total loans			1.21%			1.21%			1.21%
Allowance for credit losses to total loans			1.30%			1.30%			1.31%

Year-to-date loan charge-offs			$1,030			$815			$148
Year-to-date loan recoveries			229			88			296
Year-to-date net loan (charge-offs) recoveries			$(801)			$(727)			$148
Annualized YTD net loan (charge-offs) recoveries to average loans			(0.04)%			(0.06)%			0.01%
(2)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.